Exhibit 99.1

SABA PROVIDES SELECTED FOURTH QUARTER AND FISCAL YEAR 2014 FINANCIAL METRICS

Record New Cloud Bookings Drive Over 100% Year-Over-Year Growth in the Fourth Quarter

Redwood Shores, Calif., July 14, 2014 – Saba (OTC Pink: SABA), a global leader in next-generation cloud solutions for talent management, today provided an update on its business momentum and its progress on the restatement of historical financial results.

“Saba ended fiscal year 2014 with very strong bookings growth in the fourth quarter and we plan to build on that momentum in fiscal year 2015,” said Shawn Farshchi, President and CEO, Saba. “New cloud bookings during the last three quarters of fiscal year 2014 grew 75% over the last three quarters of fiscal year 2013, culminating in record fourth quarter new cloud bookings. We experienced strong growth in all geographies, in our small and medium sized business markets, and in our behind-the-firewall to cloud migrations. With an adept talent management sales team, a growing pipeline, and a robust demand environment, we believe we are well positioned to deliver new cloud bookings growth in excess of 30% in fiscal year 2015.”

While the Company is not yet in a position to report detailed financial results for its fourth quarter and fiscal year 2014, ended May 31, 2014, as a result of its pending restatement of certain historical financial results, the Company is providing the following selected financial metrics that are not expected to be impacted by the restatement:

•	New cloud bookings (annual contract value) grew over 100% in the fourth quarter of fiscal year 2014 as compared to the fourth quarter of fiscal year 2013. Fiscal year 2014 new cloud bookings grew 25% over fiscal year 2013.

•	47 new customers were added in the fourth quarter for a total of 174 new customers in fiscal year 2014. New customers in the fourth quarter included Bank of New York Mellon, Northwestern University, George Washington University, Blue Care, Availity, Alestra Mexico, Sony Mexico, Kyowa Hakko Kirin Co., and Shutterfly.

•	16 customers signed to migrate their talent solution from behind-the-firewall to Saba Cloud in fiscal year 2014; seven in the fourth quarter. Customers include Intel, Network Appliance, Allina Health System, American International Group, URS Corporation, Bose, and the City of Houston.

•	Cloud renewal rates were 90% in the fourth quarter and 89% for the full fiscal year 2014.

•	Cash and cash equivalents were $27 million (after payments in the fourth quarter of fiscal year 2014 of approximately $3 million associated with the accounting review and restatement and approximately $1 million associated with non-recurring items) and total debt was $69 million at May 31, 2014.

•	Cash flow from operations was $2 million for the fourth quarter of fiscal year 2014 (excluding approximately $3 million associated with the accounting review and restatement).

With over 21 issued or pending patents, Saba continues to strengthen its leadership as one of the world’s most innovative and unified talent management providers. Saba introduced its Spring 2014 Release, during the fourth quarter of fiscal year 2014, making Saba Cloud more engaging, intelligent, and extensible. Key innovations across the Saba Cloud Platform include:

•	Learning@Work — introduced remote video proctoring and multiple levels of approvals with support for serial and parallel approval flows

•	Performance@Work — developed To-Do-List that allows employees and managers to group annual development plans into smaller accomplishable goals with various deadlines

•	Collaboration@Work — created the concept of “rooms” where users can aggregate all their session content and meetings in one place

•	Recruiting@Work — added granular approval workflow and approval reminder notifications

•	Architecture and Foundation — enhanced Marketplace by adding seamless integrations to OpenSesame and HireRight to our diverse ecosystem of third-party application partners that include Workday, Salesforce, Microsoft, Monster, LinkedIn, and TalentBin

As previously announced, we are currently working towards completing the audits of prior periods and fiscal year 2014 and anticipate regaining SEC compliance during the fourth calendar quarter of this year. We plan to hold an annual meeting of stockholders as soon as practical after regaining compliance with the Company’s SEC filing requirements.

Conference Call

Saba will host a teleconference call and live webcast today, Monday, July 14, 2014, commencing at 5:00 p.m. Eastern Time, to discuss its business momentum and its progress on the restatement of historical financial results. To join the call, please dial +1.800.230.1092 or +1.612.288.0337. The access code for the conference call is 329942. To listen to the live webcast, please go to the Investor Relations page of the Saba web site at http://investor.saba.com and click on the Live Webcast icon.

A replay of the conference call will be available shortly after its conclusion. The replay dial-in number is +1.800.475.6701 or +1.320.365.3844. The access code for the conference call replay is 329942. The replay can also be accessed from the Investor Relations page of the Saba web site at http://investor.saba.com and will be available through August 14, 2014.

About Saba

Saba is a global leader in next-generation cloud solutions for talent management. The Company helps organizations transform the way they work by enabling the continuous learning, engagement and development of everyone in their people network, including employees, partners, and customers. Supporting the new world of work, Saba delivers learning, performance, succession, career development, workforce planning and compensation solutions that incorporate modern technologies such as social, collaboration, mobile and gamification. Saba solutions are based on the Saba Cloud Platform, a highly scalable architecture that exceeds industry scalability, performance, and security standards. The Company currently supports over 31 million users from 2,100 customers across 195 countries and in 37 languages. For more information, please visit www.saba.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the Company’s current progress and timing objectives regarding completion of its accounting restatement and becoming current in its required filings with the SEC, the anticipated timing of the Company’s meeting of stockholders, the Company’s ability to build on its momentum in fiscal year 2015 and deliver new cloud bookings growth in excess of 30%, the potential impact of the restatement on the Company’s financial performance and financial statements, the Company’s guidance concerning preliminary financial results and certain other financial and operating metrics for interim periods of and full fiscal years 2014 and 2013, and the expectation that the financial and operating metrics reported in the press release will not be impacted by the restatement. The actual outcome of such matters could differ materially from those expressed in any forward-looking statements due to, among other things, the Company’s ability to complete the work required for the pending restatement of its financial statements in a timely manner, any additional required adjustments to the Company’s financial statements and/or other factors arising in the restatement process that are not currently known or identified or where the scope of work required or impact of the restatement may be greater than what is currently known or anticipated by the Company, and the impact of the restatement on the Company’s sales, operations and financial performance. In addition, Saba faces risks and uncertainties that could affect timing of the completion of its restatement and becoming current with respect to its delayed filings with the SEC including material weaknesses that exist with respect to its internal controls over financial reporting or additional deficiencies in its internal controls over financial reporting that may be identified. Readers should refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Contact:

Roy Lobo

Saba

VP of Investor Relations

(650) 696-1610

roylobo@saba.com